Exhibit 99.1

LM Funding Reports Net Income of $11.1 Million or $2.05 Per Basic Common Share for the Second Quarter of 2021

TAMPA, FL /  August 16, 2021 / LM Funding America, Inc. (NASDAQ:LMFA) ("LM Funding" or "LMFA"), a technology-based specialty finance company, today announced its financial results for the three and six months ended June 30, 2021.

Financial Highlights for the Three and Six Month Period Ended June 30, 2021:

•

Net income attributable to LM Funding for the three and six-month periods ended June 30, 2021 totaled $11.1 million or $2.05 per basic and diluted share and $15.5 million or $2.96 per basic and $2.95 per diluted share, respectively.

•	Cash increased to $22.2 million or approximately $4.09 per basic and diluted share on June 30, 2021 as compared to $11.6 million on December 31, 2020.
•	Working capital as of June 30, 2021 was $29.7 million or $5.49 per basic and diluted share.
•	As of August 6, 2021, there were 5,414,296 common shares outstanding.

“We continue to operate under the tagline “We Buy Problems”.  Bruce M. Rodgers, Chairman and CEO of LM Funding said.  “In the first two quarters, we originated, structured, and monetized our problem-buying business operations to generate $2.96 in net income per basic and diluted share.  As our balance sheet has grown our opportunities to buy problems has increased.  With a stronger balance sheet, we could also take larger participations in the deals we put together.   Although we originated, structured, and executed the two BRQS transactions and recognized $14.1 million in gains this year, we only participated in less than one-third of the principal investment required in these deals and outsourced the balance to third parties.  So we plan to continue to combine our team’s strengths and our balance sheet with $5.49 per share of working capital to buy problems and solve them profitably.”

Operational Highlights for the First Six Months of 2021 to Date:

•     LMFA announced plans to develop accounting practices and controls for operating with digital assets and has announced plans to purchase up to $2 million in Bitcoin and Ether.

•     LM Funding is developing a digital asset technology strategy to grow its community association receivables business both organically and through acquisitions.

•     LM Funding sponsored a special acquisition company, or SPAC, and closed a $103.5 million upsized IPO (NASDAQ: LMAO). Net investment by LMFA in LMAO totals $6.4 million or approximately $1.17 per LMFA share.

       •    LMAO is targeting a business combination in the financial services or financial technology sectors

About LM Funding America:

LM Funding America, Inc., together with its subsidiaries, is a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois, by funding a certain portion of the associations'

rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements:

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, our ability to acquire new accounts in our specialty finance business at appropriate prices, the need for capital, our ability to hire and retain new employees, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry.  The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Company Contact: Bruce M. Rodgers, Chairman and CEO LM Funding America, Inc. Tel (813) 222-8996 investors@lmfunding.com

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Cash	$22,173,690	$11,552,943
Finance receivables:
Original product - net (Note 2)	85,186	116,017
Special product - New Neighbor Guaranty program, net of allowance for credit losses of (Note 3)	53,211	52,757
Short-term investments - convertible debt securities (Note 9)	7,588,538	-
Marketable securities	248,100	-
Prepaid expenses and other assets	157,195	399,124
Current assets	30,305,920	12,120,841
Fixed assets, net	7,929	6,171
Real estate assets owned	80,057	18,767
Operating lease - right of use assets (Note 7)	110,870	160,667
Long-term investments - equity securities (Note 9)	2,295,200	-
Investments in unconsolidated affiliates (Note 9)	4,615,583	-
Other assets	10,984	10,984
Long-term assets	7,120,623	196,589
Total assets	$37,426,543	$12,317,430

LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable (Note 5)	-	96,257
Accounts payable and accrued expenses	298,239	237,033
Due to related party (Note 4)	174,176	158,399
Current portion of lease liability (Note 7)	108,611	-
Total current liabilities	581,026	491,689

Lease liability - long-term (Note 7)	12,684	171,648
Deferred taxes (Note 6)	17,264	-
Note payable - long-term (Note 5)	-	185,785
Long-term liabilities	29,948	357,433
Total liabilities	610,974	849,122

Stockholders’ equity:
Common stock, par value $0.001; 30,000,000 shares authorized; 5,414,296 and 3,083,760 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	5,414	3,084
Additional paid-in capital	39,538,550	29,996,257
Accumulated deficit	(3,052,309)	(18,536,224)
Total stockholders’ equity	36,491,655	11,463,117
Non-controlling interest	323,914	5,191
Total stockholders’ equity	36,815,569	11,468,308
Total liabilities and stockholders’ equity	$37,426,543	$12,317,430

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Income Statement

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Interest on delinquent association fees	$62,673	$170,174	$140,117	$389,688
Administrative and late fees	16,861	35,423	31,932	58,468
Recoveries in excess of cost - special product	178,769	62,362	208,242	84,990
Underwriting and other revenues	35,494	41,235	58,197	69,164
Rental revenue	34,588	33,344	66,505	81,424
Total revenues	328,385	342,538	504,993	683,734

Operating Expenses:
Staff costs and payroll	246,040	312,493	1,548,021	628,552
Professional fees	360,024	479,581	842,967	986,576
Settlement costs with associations	-	-	-	11,920
Selling, general and administrative	96,015	74,728	195,784	154,951
Recovery of cost from related party receivable	(100,000)	(100,000)	(100,000)	(200,000)
Provision for credit losses	-	-	(10,000)	-
Real estate management and disposal	29,478	14,108	47,768	99,450
Depreciation and amortization	3,298	7,954	4,994	13,766
Collection costs	2,701	(20,934)	4,749	(29,255)
Other operating expenses	4,069	6,844	11,614	10,638
Total operating expenses	641,625	774,774	2,545,897	1,676,598
Operating loss from continuing operations	(313,240)	(432,236)	(2,040,904)	(992,864)
Realized gain on securities	8,453,570	-	14,125,034	-
Unrealized gain on convertible debt security	2,501,600	-	2,501,600	-
Unrealized gain on investment and equity securities	552,494	-	1,147,886	-
Interest income	73,884	-	86,939	-
Interest expense	(189)	(5,732)	(653)	(12,626)
Income (loss) from continuing operations before income taxes	11,268,119	(437,968)	15,819,902	(1,005,490)
Income tax expense	(13,780)	-	(17,264)	-
Net income (loss) from continuing operations	11,254,339	(437,968)	15,802,638	(1,005,490)
Gain from operations of discontinued operations	-	-	-	16,428
Net gain from discontinued operations	-	-	-	16,428
Net income (loss)	11,254,339	(437,968)	15,802,638	(989,062)
Less: Net income attributable to non-controlling interest	(146,857)	-	(318,723)	-
Net income (loss) attributable to LM Funding America Inc.	$11,107,482	$(437,968)	$15,483,915	$(989,062)

Earnings/(loss) per share:
Basic income (loss) per common share - continuing operations	$2.05	$(0.56)	$2.96	$(1.41)
Basic income/(loss) per common share - discontinued operations	$-	$-	$-	$0.02
Basic income (loss) per common share - net income (loss) - attributable to LM Funding	$2.05	$(0.56)	$2.96	$(1.38)

Diluted income (loss) per common share - continuing operations	$2.05	$(0.56)	$2.95	$(1.41)
Diluted earnings/(loss) per common share - discontinued operations	$-	$-	$-	$0.02
Diluted income (loss) per common share - net income (loss) - attributable to LM Funding	$2.05	$(0.56)	$2.95	$(1.38)

Weighted average number of common shares outstanding:
Basic	5,414,296	783,433	5,231,909	715,020
Diluted	5,423,162	783,433	5,245,656	715,020

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$15,802,638	$(989,062)

Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	4,994	11,727
Right to use asset depreciation	49,797	51,229
Stock compensation	-	132,244
Debt forgiveness	(157,251)	-
Recovery of uncollectible related party receivables	-	(200,000)
Accrued investment income	(86,938)	-
Gain from operations of discontinued operations	-	(16,426)
Deconsolidation of affiliate	(43,623)	-
Unrealized gain on investment and equity securities	(1,147,886)	-
Unrealized gain on convertible debt security	(2,501,600)	-
Investment in convertible note receivable	(5,000,000)	-
Realized gain on securities	(14,125,034)	-
Investment in securities	(15,547,454)	-
Proceeds from securities	29,672,488	49,828
Investment in marketable securities	(247,997)	-
Change in assets and liabilities
Prepaid expenses and other assets	11,105	49,059
Accounts payable and accrued expenses	184,239	21,858
Advances (repayments) from related party	142,191	496,546
Lease liability payments	(50,353)	(45,742)
Deferred taxes	17,264	-
Net cash provided by (used in) operating activities	6,976,580	(438,739)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	30,831	61,590
Net collections of finance receivables - special product	(454)	32,076
(Payments) for real estate assets owned	(64,857)	(2,055)
Capital expenditures	(3,185)	-
Net cash payment for IIU disposal	-	(246,914)
Proceeds from investment in note receivable	-	1,500,000
Loan to purchase securities	1,784,250	-
Repayment of loan to purchase securities	(1,784,250)	-
Investment in unconsolidated affiliate	(5,738,000)	-
Net cash (used in) provided by investing activities	(5,775,665)	1,344,697

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings	-	185,785
Principal repayments	(28,534)	-
Insurance financing repayments	(96,257)	(69,540)
Exercise of warrants	9,544,623	2,946,480
Proceeds from stock subscription	-	1,250,000
Net cash provided by financing activities	9,419,832	4,312,725
NET INCREASE IN CASH	10,620,747	5,218,683
CASH - BEGINNING OF YEAR	11,552,943	1,069,823
CASH - END OF YEAR	$22,173,690	$6,288,506

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$-	$-
Cash paid for interest	$1,892	$12,626